Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S3 (No. 333-217274, No. 333-213107, No. 333-207266, and No. 333-207470) and Form S-8 (No. 333-218835 and No. 333-198727) of HC2 Holdings, Inc. of our report dated March 30, 2018 relating to the financial statements of KMG America Corporation, which appears in this Current Report on Form 8‑K of HC2 Holdings, Inc.
/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
May 3, 2018